Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the company treats as private or confidential. Such portions are marked as indicated with [***].

Unclassified(Public)

Purchasing Office - Bureau des achats:

Innovative Research Solutions Division / Division de la recherche de solutions innovantes

Les Terrasses de la Chaudière

10 rue Wellington, 4th floor / 4e étage
Gatineau

Québec

K1A 0S5

CONTRACT AMENDMENT MODIFICATION AU CONTRAT

The referenced document is hereby amended: unless otherwise indicated, all other terms and conditions of the contract remain the same.

Ce document est par la présente modifé: sauf indication contraire, les modalités du contrat demeurent les mêmes.

The Vendor/Firm hereby accepts/acknowledges this amendment.

Le fournisseur/entrepreneur accepte la présente modification/en accusé réception.

SignatureDate

Name, title of person authorized to sign (type or print) Nom et titre du signataire autorisé (taper ou imprimer)

Return signed copy forthwith

Prière de retourner une copie dûment signée immédiatement

Comments - Commentaires

The period of the Contract is from September 8, 2023 to June 28, 2024 inclusive.

Vendor/Firm Name and Address Raison sociale et adresse du fournisseur/de l'entrepreneur

Naqi Logix Inc.

200 Granville Street, #2820

Vancouver, British Columbia,

Canada

V6C 1S4

Title - Sujet Naqi Earbuds [Écouteurs Naqi]
Contract ID - ID du Contrat	Amendment No. - No Modif
CW2329475	001
Client Reference No. - No de reference du client TS5-016431	Date 11/01/2024
Requisition Reference No. - No de la demande UT849-244561
CCC No./N° CCC - FMS No./N° VME
Financial Code(s) Code(s) financier(s) 0330 - N009 - - 50483 - 246405 0330 - N009 - - 54215 - 246405	GST/HST TPS/TVH ☐ ☐ ☐ ☐
F.O.B. - F.A.B. See herein - Voir ci-inclus
GST/HST - TPS/TVH See herein - Voir ci-inclus	Duty - Droits See herein - Voir ci-inclus

Region of Delivery of Goods, Services, and Construction -
Région de destination des biens, services et construction:

Canada / Canada, British Columbia / Colombie-Britannique, National Capital Region (NCR) / Région de la capitale nationale (RCN), Ontario (except NCR) / Ontario (sauf RCN)

See herein - Voir ci-inclus

Invoices - Original and two copies to be sent to: Factures - Envoyer l'original et deux copies à: See herein - Voir ci-inclus
Address Enquiries to: - Adresser toutes questions à: [***]	Telephone No. - N° de téléphone [***]
Increase (Decrease) - Augmentation (Diminution) $0.00
Revised estimated cost Coût révisé estimative $1,374,117.76 CAD	Currency Type - Genre de deviseCAD
For the Minister - Pour le Ministre
[***]	Digitally signed by: [***]

Contract No. - N° du contrat	Amd. No. - N° de la modif.
CW2329475	001
Client Ref. No. - N° de réf. du client	File No. - N° du dossier
TS5-016431	UT849-244561

AMENDMENT 001

This amendment No. 001 is raised to amend the contract as follows and detailed below:

1. In Article 4.1 Period of Contract - Extend contract end date to June 28th, 2024

2. In Annex "A" STATEMENT OF WORK - Change 8.1 Testing Objectives, 8.3 Test sites and 8.4 Schedule; and

3. In Annex "B" BASIS OF PAYMENT - Change the subcontractor.

1. Article 4.1 - Period of Contract is deleted in its entirety and replaced by:

The period of the Contract is from September 8th, 2023 to June 28th, 2024 inclusive.

2. Annex "A" - STATEMENT OF WORK is deleted in its entirety and replaced by:

Annex "A"

STATEMENT OF WORK

ISC-TS5-016431

Naqi Earbuds

1. Introduction

The Innovative Solutions Canada -Testing Stream (ISC-TS) is delivered by Innovation, Science & Economic Development's (ISED) Innovation Canada Sector.

2. Program Background

The ISC-TS objective is to bolster innovation in Canada's business sector and support the federal commitment to bridge the pre-commercialization gap for innovative goods and/or services by:

a) Supporting Canadian innovators advancing the readiness of their pre-commercial goods and services; and,

b) Providing Innovators with the opportunity to enter the marketplace with a successful application of their new good and/or service.

ISC-TS is a Research & Development (R&D) procurement program aimed at procuring, testing and evaluating pre-commercialized goods and services in the late stages of development (stages 7 through 9).

Under the ISC-TS Innovators are matched with a federal government department to participate in the testing of an Innovation. The Crown purchases the Innovation from the Innovator and provides funding support for selected Innovator costs associated with the testing being done by a federal Testing Department.

3. Terms

"Innovation" refers to the Naqi Earbuds

"Testing Department" refers to Shared Services Canada

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4. Innovation Description

The Innovation represents the "next-generation" of smart earbud wearables. It allows users to command, control, and navigate computers, devices, information systems, IoT, robots, and wheelchairs without the need to use voice recognition, touch anything, or look at anything. The Innovation is an invisible, silent, hands-free, voice-free, look-free, and complex input platform into the informational systems world.

The Innovation earbud is the size of typical in-ear headphone devices that have been on the market for two decades. However, the Innovation earbud is unique in design. The current design features a combination of sensors to pick up electrical signals from the user's head, jaw muscle, and movement of the user's facial features. The combination of micro gestures pairs the hands-free and voice-free device with the platform to be controlled. The Innovation connects with a universal navigation menu that allows users to navigate computers, devices, information systems, IoT devices, robots, and wheelchairs.

The Innovation earbuds are designed to operate "out of the box," with minimal setup requirements. This is to ensure that the average person is able to use the earbuds without requiring any technical domain expertise.

5. Contract Objectives

The objectives of the Contract are to have the Contractor deliver the Innovation and associated components to the Testing Department, and provide training, technical support, oversight services and consultation in support of the Innovation Testing Procedures, which are to be described in Section 8 of this document.

6. Contractor

6.1 Contractor Roles and Responsibilities

The Contractor must provide the products and services identified in Section 6 to assist the Testing Department in the completion of the Innovation Test Plan as described in Section 8.2.

6.2 Deliverables

The Contractor must provide:

[***]

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6.3 Transportation and Shipping

The Contractor must make transportation and shipping arrangements for all deliverables identified in Section 6.2 plus any other required items, to the testing site(s) identified in Section 8.3.

6.4 Installation and Configuration

The Contractor must:

• Assemble the Innovation from its transport configuration to operational configuration, including assembly of the hardware, firmware installation, and software development (mobile application, desktop application platform);

• Deploy and configure the software release and versions compatible with desktop operating systems. This software must enable connection and communication with the Innovation earbud. The Contractor must ensure connectivity between the Innovation earbud and the operating system used by the Testing Department or testing partner;

• Perform unpowered pre-flight check-list to ensure the Innovation functions as designed and sustained no damage during transportation;

• Demonstrate the standard operating procedures to the Testing Department so they may perform them independently in the future;

• Provide the URLs to the Innovation for testing; and

• Provide simulated materials for testing to simulate device operating as expected on mobile and desktop applications.

6.5 Training

The Contractor must provide up to five (5) days of training, with a maximum of four (4) hours of training per day, per testing location for the Testing Department and testing partners staff, in an office setting, with respect to:

• Preparation and configuration of earbud units and applications;

• Maintenance (recharging unit's battery) and handling procedures.

6.6 Technical Support

The Contractor must provide remote technical support to the Testing Department during the testing period via telephone at 888-NAQILOG, Monday to Friday during normal business hours of 9:30 a.m. to 4:30 p.m., PST, excluding statutory holidays, and by E-mail at customer-support@naqilogix.com, with a maximum turnaround time of 50 hours for the duration of the Contract.

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6.7 Travel

• Up to two (2) Contractor staff must travel for up to five (5) days to Ottawa, Ontario for Preparation and configuration of earbud units and applications;

• Up to two (2) Contractor staff must travel for up to five (5) days to Toronto, Ontario for Preparation and configuration of earbud units and applications;

• Up to two (2) Contractor staff must travel for up to five (5) days to Parksville, British Columbia for Preparation and configuration of earbud units and applications; and

• Up to two (2) Contractor staff must travel for up to five (5) days to Ottawa, Ontario for Preparation and configuration of earbud units and applications.

6.8 Language

The Contractor must provide deliverables and support in the English language.

6.9 Innovation Certifications, Licences and Approvals (as applicable)

It is the responsibility of the Contractor to ensure all applicable certifications, licences, and or approvals required to test their Innovation in an operational setting and remain valid through the period of the contract.

7. Testing Department

7.1 Testing Department Overview

The Testing Department is responsible for operating and modernizing the Government of Canada's (GC) IT infrastructure, which is the backbone of digital government. The Testing Department provides networks and security, data centres and Cloud offerings, digital communications, and IT tools to enable the public service to effectively deliver services to Canadians. The Testing Department supports a digital government by expanding and improving the scope of digital service capacity, accelerating the pace of digital modernization, and, strengthening the ongoing support for digital tools, systems and networks government-wide.

7.2 Testing Department Responsibilities

The Testing Department will:

• Attend important project status meetings;

• Maintain open lines of communication with the Contractor; and

• Complete the Test Report (In cooperation with the Testing Partners).

8. Testing

8.1 Test Objectives

The Objectives of the Testing of the Innovation are to:

Sequence	Objective Detail
O1	[***]

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Sequence	Objective Detail
O2	[***]
O3	[***]
O4	[***]
O5	[***]
O6	[***]
O7	[***]
O8	[***]
O9	[***]
O10	[***]
O11	[***]
O12	[***]
O13	[***]
O14	[***]

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Sequence	Objective Detail
O15	[***]
O16	[***]
O17	[***]
O18	[***]
O19	[***]

8.2 Test Procedures and Key Performance Indicators General Information

The test objectives and procedures are intended to test the Innovation's capabilities to operate computers, information systems, IoT devices, drones, and robots. The operational capabilities include navigation in the hardware and software sense. In software for example, navigation includes using the mouse cursor to navigate over a page. In hardware, navigation for drones and robots means that robots go in a specific direction, such as forward, when prompted to do so.

Addressing the test objectives

Objective based testing:

	Test Procedure	Key Performance Indicator
O1, O2,O3 O7,O8, O14, O17, O18, O19	[***]	[***]
O4	[***]	[***]

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[***]	[***]	[***]
O6	[***]	[***]
O9, O10	[***]	[***]
O11, O12, O13	[***]	[***]
O15	[***]	[***]
O16	[***]	[***]

8.3 Test Sites

Tests will be conducted at the following site(s):

Test site locations
Location 1	[***]
Location 2	[***]
Location 3	[***]
Location 4	[***]

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TS5-016431	UT849-244561

8.4 Schedule

Activity	Starting	Duration	Timeline
	Week*	(wks)	Risk
Design of system	1	1	[***]
Procurement of components	2	16	[***]
Manufacturing of devices (includes in-house testing, validation)	4	24	[***]
Testing of system before shipment	17	1	[***]
Delivery of 5 Innovation units to Testing Department 18 1 Low	18	1	[***]
Transport of equipment to site for configuration with Third-Parties	18	8	[***]
Commissioning of equipment at site for configuration with Third-Parties	19	8	[***]
Training of Testing Department staff	20	1	[***]
Training of Third-Parties (Phase 1 of 2)	23	1	[***]
Delivery of 10 Innovation units to Third-Party Testers	24	2	[***]
Delivery of 35 Innovation units to Testing Department	26	2	[***]
Testing with Third-Party for Accessibility Training	31	5	[***]
Testing with Third-Party, Data Collection and Reports	31	7	[***]
Training of Third-Parties (Phase 2 of 2)	32	1	[***]
Innovation Testing, Analysis of data, Test Report by Testing Department	32	12	[***]
Site Cleanup, Final innovation units shipped to Testing Department	38	4	[***]

*From Contract Award

3. Annex "B" BASIS OF PAYMENT - Delete 2.3 SUBCONTRACTS in its entirety and replace by:

2.3 SUBCONTRACTS: The Contractor will be reimbursed subcontractor expenses reasonably and properly incurred in the performance of the work at cost without any allowance for profit and/or administrative overhead.

Subcontractor Name	Description of Services	Total Extended Cost
[***]	Service: Installing & Setup for Drones, Unmanned Ground Vehicle	[***]
[***]	Hardware Assembly, Design, & Manufacturing. Experimental Setup Manufacturing & Testing	[***]
[***]	Facility Management & Administration, DARTT ZONE Exclusive Access for Ten (10) Days of Training & Testing, Garage Storage Space while Onsite for Ten (10) Days of Testing, RPAS Flight & Flew Crew Services - Pilot Full	[***]
[***]	Service: Provide Innovation Testing & Framework for Accessibility Testing	[***]
[***]	Service: Manufacture, Install, & Test Setup for Underwater & Robotic Testing with Accessibility Integration	[***]

TOTAL ESTIMATED SUBCONTRACT COST TO A CEILING PRICE: $236,424.00
(Taxes extra if applicable)

All other terms and conditions of the contract remain unchanged.